Exhibit 32.1

Chief Executive Officer’s Certification required under

Section 906 of Sarbanes-Oxley Act of 2002

In connection with the annual report of PanAmerican Bancorp (the “Company”) on Form 10-KSB for the period ended December 31, 2003, as filed with the Securities and Exchange Commission (the “Report”), I, Michael Golden, President and Chief Executive Officer of the Company, certify pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that this Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that, to my knowledge, the information contained in the Report fairly presents, in all material respects, the financial condition and results of operation of the Company.

Date: March 30, 2004

/s/ MICHAEL E. GOLDEN
Michael E. Golden
President and Chief Executive Officer